Exhibit 16.1

May 12, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01(a) of Pinnacle Entertainment, Inc.’s Form 8-K/A dated May 12, 2009, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP